EXHIBIT 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

July 1, 2003

Three-Five Systems, Inc.
1600 North Desert Drive
Tempe, Arizona 85281

Re:	Registration Statement on Form S-8 Three-Five Systems, Inc.

Ladies and Gentlemen:

               As legal counsel to Three-Five Systems, Inc., a Delaware corporation (the “Registrant”), we have assisted in the preparation of the Registrant’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about July 1, 2003, in connection with the registration under the Securities Act of 1933, as amended, of 950,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Registrant’s Amended and Restated 1997 Employee Stock Option Plan (the “Amended and Restated 1997 Employee Stock Option Plan”). The facts, as we understand them, are set forth in the Registration Statement.

               With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

               A. The Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the state of Delaware on May 27, 1994, as amended through the date hereof;

               B. The Amended and Restated Bylaws of the Registrant, as amended through the date hereof;

               C. Minutes of a meeting of the Board of Directors of the Registrant held on November 27, 2002, amending the Amended and Restated 1997 Employee Stock Option Plan;

               D. Minutes of a meeting of the Board of Directors of the Registrant held on August 2, 2002, amending the Amended and Restated 1997 Employee Stock Option Plan; and

               E. The Registration Statement.

               Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Amended and Restated 1997 Employee Stock Option Plan.

Three-Five Systems, Inc.
July 1, 2003

               We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP